Exhibit 99.1

China TransInfo Appoints New Chief Financial Officer

BEIJING, Dec. 21, 2010 -- China TransInfo Technology Corp. (Nasdaq:CTFO) ("China TransInfo" or the "Company"), a leading provider of comprehensive intelligent transportation solutions and traffic information services in China through its affiliate, China TransInfo Technology Group Co., Ltd. (the "Group Company"), today announced that its Board of Directors has approved the appointment of Mr. Roger (Rong) Zhang as the Company's new Chief Financial Officer, effective January 1, 2011.

Prior to joining China TransInfo, from 2009 to 2010, Mr. Zhang worked in Beijing as the Chief Financial Officer of China Vocational Training Holdings Co., Ltd. ("CVT"). Backed by major venture capital and private equity firms, CVT is the largest automotive technician training school chain in China. In this position, Mr. Zhang led the finance function to support the strategic development of the company including various business expansion initiatives through merger and acquisitions. From 2007 to 2008, Mr. Zhang worked in Beijing for Taizinai Group, as its Chief Financial Officer. Taizinai Group is a major company in China's beverage market. In this position, Mr. Zhang was mainly responsible for advising the company on its IPO preparation in related to the finance function, as well as working with investors in relation to equity financing. From 2005 to 2007,Mr. Zhang worked in Hong Kong and Shanghai as the Asia Pacific Controller of DraftFCB as well as the Asia Pacific Lead Area Controller of Interpublic Group of Companies, Inc. (DraftFCB's parent company), one of the world's largest advertising and marketing services companies. In this position, Mr. Zhang developed, led and mentored the controllership teams of DraftFCB and Interpublic Group of Companies, Inc. in 14 Asia Pacific countries and areas.

From 2004 to 2005, Mr. Zhang worked in Atlanta, Georgia as a Senior Analyst and Project Leader at MCI, Inc., now a telecommunications subsidiary of Verizon Communications. In this position, Mr. Zhang was responsible for leading a project to implement internal controls for the compliance of Sarbanes-Oxley Section 404 for MCI's International Line Cost Accounting Group. From 1997 to 2004, Mr. Zhang worked in several finance and accounting positions in the United States, including as a Senior Analyst in Atlanta at ACSI Network Technologies, a telecommunications company that specialized in fiber optic broadband services; Senior Auditor at Union Camp Corporation and International Paper, and as a Staff Auditor at Deloitte & Touche's Atlanta office. He began his career in 1987 in China at Shanghai Taishan Ceramics Ltd. (a Sino-U.S. Joint Venture) as a Finance Manager.

Mr. Zhang holds an MBA in accounting degree from J. Mack Robinson School of Business, Georgia State University, and Master of Arts degree in Economics from Georgia State University, and Master of Sciences degree in Environmental Science from East China Normal University in Shanghai. He is a U.S. Certified Public Accountant.

"We are pleased to have Mr. Zhang joining our senior management team," said Mr. Shudong Xia, Chairman and Chief Executive Officer of China TransInfo. "He brings a very strong skill set and many years of experience in finance, accounting, management, internal control, and U.S. and China business practices. We look forward to Mr. Zhang becoming an integral member of our senior leadership team and are confident he will help us to drive sustainable business results and create long-term value for our shareholders."

About China TransInfo

China TransInfo, through its affiliate, China TransInfo Technology Group Co., Ltd., (the "Group Company") and the Group Company's PRC operating subsidiaries, is primarily focused on providing urban and highway transportation management solutions and information services. The Company is a leading transportation information products and comprehensive solutions provider, and aims to be the largest real time transportation information service provider and major fleet management service provider in China. As the co-formulator of several transportation technology \national standards, the Company owns five patents and has won a majority of the model cases awarded by the PRC Ministry of Transportation. As a result, the Company is playing a key role in setting the standards for transportation information solutions in China. For more information, please visit the Company's website at http://www.chinatransinfo.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements". These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," "plans" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Company Contact:

Ms. Fan Zhou, Investor Relations Director
China TransInfo Technology Corp
Email: ir@ctfo.com
Tel:+86-10-5169-1657

Investor Relations Contact:

Mr. Athan Dounis
Email: athan.dounis@ccgir.com
Tel: +1-646-213-1916